Exhibit 99.1

WestRock Reports Strong Fourth Quarter Fiscal 2023 Results

ATLANTA--(BUSINESS WIRE)--November 9, 2023--WestRock Company (NYSE:WRK), a leading provider of sustainable paper and packaging solutions, today announced results for its fiscal fourth quarter and year ended September 30, 2023.

Fourth Quarter Highlights and other notable items:

  Net sales of $5.0 billion
  Net income of $110 million, Adjusted Net Income of $210 million; net income included $344 million ($239 million of which was non-cash) of restructuring and other costs, net and a $239 million gain on sale of the Company’s interior partitions converting operations and Chattanooga, Tennessee uncoated recycled paperboard mill
  Earned $0.43 per diluted share (“EPS”) and $0.81 of Adjusted EPS
  Consolidated Adjusted EBITDA of $736 million; Corrugated Packaging segment Adjusted EBITDA increased 13.0% compared to the fourth quarter of fiscal 2022
  Results negatively impacted by $64 million due to economic downtime and a $40 million increase in non-cash pension costs, each compared to the fourth quarter of fiscal 2022; WestRock’s U.S. qualified and non-qualified pension plans remain overfunded
  Announced 10% dividend increase in October 2023
  Announced proposed business combination with Smurfit Kappa Group plc to create a global leader in sustainable packaging (the “Transaction”)

Full Year 2023 Highlights:

  Net sales of $20.3 billion
  Net loss of $1.6 billion, Adjusted Net Income of $778 million
    Results reflected a $1.9 billion pre-tax, non-cash goodwill impairment and $859 million ($605 million of which was non-cash) of pre-tax restructuring and other costs, net
  Consolidated Adjusted EBITDA of $3.0 billion
  Loss per share of $6.44 and generated $3.02 of Adjusted EPS
  Generated net cash provided by operating activities of $1.8 billion and Adjusted Free Cash Flow of $933 million
  Exceeded cost savings expectations in fiscal 2023, and exited fiscal 2023 with greater than $450 million in run-rate savings
  Invested $1.1 billion in capital expenditures and returned $281 million in capital to stockholders in dividend payments.
  Simplified the Company’s portfolio to streamline its business and improve performance

“The WestRock team delivered another strong quarter, demonstrating the power and resilience of our diversified portfolio, innovative solutions and scale,” said David B. Sewell, chief executive officer. “I’m incredibly proud of our team’s commitment to serving our customers, while executing on and accelerating our transformation actions. Through our portfolio optimization actions, cost savings initiatives and strategic growth plans, we are positioning WestRock well to deliver shareholder value. As we turn to fiscal 2024, we remain committed to unlocking additional cost savings and driving profitable growth.”

Consolidated Financial Results

WestRock’s performance for the three months ended September 30, 2023 and 2022 (in millions):

	Three Months Ended
	Sep. 30, 2023	Sep. 30, 2022	$ Var.	% Var.

Net sales	$4,988.2	$5,402.5	$(414.3)	-7.7%
Net income	$109.8	$344.5	$(234.7)	-68.1%
Consolidated Adjusted EBITDA	$736.0	$919.7	$(183.7)	-20.0%

The decline in net sales compared to the fourth quarter of fiscal 2022 was driven primarily by a $417 million, or 29.2%, decrease in Global Paper segment sales, which was partially offset by a $138 million, or 5.8%, increase in Corrugated Packaging segment sales. The increase in Corrugated Packaging segment sales in the current year quarter includes the operations of the Company’s former joint venture in Mexico that were acquired in December 2022 (“Mexico Acquisition”).

Net income declined in the fourth quarter of fiscal 2023 compared to the prior year quarter primarily due to higher restructuring and other costs, net, lower selling price/mix, lower volumes excluding the Mexico Acquisition, the impact of increased economic downtime, increased non-cash pension costs, the prior year ransomware insurance recoveries, higher net interest expense and business systems transformation costs. These costs were partially offset by the gain on sale of the Company’s interior partitions converting operations and Chattanooga, Tennessee mill (collectively referred to as “gain on sale of RTS and Chattanooga”), increased cost savings, net cost deflation and the contribution from the Mexico Acquisition.

Consolidated Adjusted EBITDA decreased $184 million, or 20.0%, compared to the fourth quarter of fiscal 2022, primarily due to lower Global Paper segment Adjusted EBITDA that was partially offset by higher Adjusted EBITDA in the Company’s Corrugated Packaging segment.

Additional information about the changes in segment sales and Adjusted EBITDA by segment is included below.

Restructuring and Other Costs, Net

Restructuring and other costs, net during the fourth quarter of fiscal 2023 were $344 million ($239 million of which was non-cash). The charges were primarily costs associated with the closure of the Tacoma, Washington containerboard mill, and the consolidation of converting facilities, ongoing costs related to previously closed operations, and acquisition, integration and divestiture costs, including those associated with the proposed Transaction, the sale of the Company’s interior partitions converting operations and Chattanooga, Tennessee uncoated recycled paperboard mill.

Gain (Loss) on Extinguishment of Debt

In the fourth quarter, the Company discharged $500 million aggregate principal amount of our 3.00% senior notes due September 2024 using cash and cash equivalents and borrowings under our commercial paper program and recorded a $10.5 million gain on extinguishment of debt.

Gain on Sale of RTS and Chattanooga

In the fourth quarter, the Company completed the previously announced sale of the Company’s interior partitions converting operations and the sale of the Chattanooga mill to its joint venture partner and received $318 million of proceeds, including a preliminary working capital adjustment and other customary adjustments, and recorded a pre-tax gain on sale of $239 million, excluding divestiture costs.

Cash Flow Activities

Net cash provided by operating activities was $584 million in the fourth quarter of fiscal 2023 compared to $540 million in the prior year quarter.

Total debt was $8.6 billion at September 30, 2023, and Adjusted Net Debt was $8.0 billion. Total debt decreased $443 million compared to the third quarter of fiscal 2023. The Company had approximately $3.4 billion of available liquidity from long-term committed credit facilities and cash and cash equivalents at September 30, 2023.

During the fourth quarter of fiscal 2023, WestRock invested $324 million in capital expenditures and returned $71 million in capital to stockholders in dividend payments.

Segment Results

We have included the financial results of the Mexico Acquisition in the Company’s Corrugated Packaging segment.

WestRock’s segment performance for the three months ended September 30, 2023 and 2022 was as follows (in millions):

Corrugated Packaging Segment

	Three Months Ended
	Sep. 30, 2023	Sep. 30, 2022	Var.	% Var.

Segment sales	$2,524.4	$2,386.1	$138.3	5.8%
Adjusted EBITDA	$433.8	$383.9	$49.9	13.0%
Adjusted EBITDA Margin	17.2%	16.1%	110 bps

Corrugated Packaging segment sales increased primarily due to sales from the Mexico Acquisition that were partially offset by lower volumes excluding the Mexico Acquisition and lower selling price/mix. In addition, the fourth quarter of fiscal 2023 included $35 million of segment sales for certain converting operations that were included in the Consumer Packaging segment in the prior year period.

Corrugated Packaging Adjusted EBITDA increased primarily due to increased cost savings, net cost deflation and the incremental contribution from the Mexico Acquisition, which were partially offset by the margin impact from lower selling price/mix, lower volumes excluding the Mexico Acquisition, the net impact of economic downtime and prior year mill closures, the prior year ransomware insurance recoveries and non-cash pension costs, each as compared to the prior year period. Corrugated Packaging Adjusted EBITDA margin was 17.2% and Adjusted EBITDA margin excluding trade sales was 17.8%.

Consumer Packaging Segment

	Three Months Ended
	Sep. 30, 2023	Sep. 30, 2022	Var.	% Var.

Segment sales	$1,211.1	$1,305.7	$(94.6)	-7.2%
Adjusted EBITDA	$203.8	$219.2	$(15.4)	-7.0%
Adjusted EBITDA Margin	16.8%	16.8%	0 bps

Consumer Packaging segment sales decreased primarily due to lower volumes. In addition, the fourth quarter of fiscal 2022 included $34 million of segment sales for certain converting operations now included in the Corrugated Packaging segment. These items were partially offset by higher selling price/mix and the favorable impact of foreign currency.

Consumer Packaging Adjusted EBITDA decreased primarily due to lower volumes, net cost inflation, the impact of increased economic downtime and non-cash pension costs. In addition, the fourth quarter of fiscal 2022 included $4 million of Adjusted EBITDA for certain converting operations now included in the Corrugated Packaging segment. These items were largely offset by the margin impact from higher selling price/mix and increased cost savings, each as compared to the prior year period. Consumer Packaging Adjusted EBITDA margin was 16.8%.

Global Paper Segment

	Three Months Ended
	Sep. 30, 2023	Sep. 30, 2022	Var.	% Var.

Segment sales	$1,012.4	$1,429.2	$(416.8)	-29.2%
Adjusted EBITDA	$133.6	$306.4	$(172.8)	-56.4%
Adjusted EBITDA Margin	13.2%	21.4%	-820 bps

Global Paper segment sales decreased primarily due to lower volumes and lower selling price/mix. Additionally, segment sales are lower than the prior year period because sales to the operations acquired in the Mexico Acquisition are now eliminated.

Global Paper Adjusted EBITDA decreased primarily due to the margin impact of lower selling price/mix, lower volumes, the impact of increased economic downtime and prior year mill closures, the prior year ransomware insurance recoveries and increased non-cash pension costs, which were partially offset by increased cost savings and net cost deflation, each as compared to the prior year period. Global Paper Adjusted EBITDA margin was 13.2%.

Distribution Segment

	Three Months Ended
	Sep. 30, 2023	Sep. 30, 2022	Var.	% Var.

Segment sales	$314.1	$374.1	$(60.0)	-16.0%
Adjusted EBITDA	$10.9	$26.0	$(15.1)	-58.1%
Adjusted EBITDA Margin	3.5%	7.0%	-350 bps

Distribution segment sales decreased primarily due to lower volumes. The lower volumes were primarily due to lower moving and storage business volumes in the current quarter.

Distribution Adjusted EBITDA decreased primarily due to lower volumes and increased cost inflation which were partially offset by increased cost savings, each as compared to the prior year period.

Conference Call

Due to the proposed Transaction, WestRock will not host a conference call to discuss its financial results for the fiscal fourth quarter and year ended September 30, 2023. A slide presentation and other relevant financial and statistical information along with this release, can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated, sustainable paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential," “commit,” and "forecast," and other words, terms and phrases of similar meaning or refer to future time periods. Forward-looking statements involve estimates, expectations, projections, goals, targets, forecasts, assumptions, risks and uncertainties. A forward-looking statement is not a guarantee of future performance, and actual results could differ materially from those contained in the forward-looking statement.

Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, such as developments related to pricing cycles and volumes; economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; intense competition; results and impacts of acquisitions, including operational and financial effects from the Mexico Acquisition, and divestitures; business disruptions, including from the occurrence of severe weather or a natural disaster or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair, or public health crises; failure to respond to changing customer preferences and to protect our intellectual property; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, and costs related to resolving disputes with third parties with which we work to manage and implement capital projects; risks related to international sales and operations; the production of faulty or contaminated products; the loss of certain customers; adverse legal, reputational, operational and financial effects resulting from information security incidents and the effectiveness of business continuity plans during a ransomware or other cyber incident; work stoppages and other labor relations difficulties; inability to attract, motivate and retain qualified personnel, including as a result of the proposed Transaction; risks associated with sustainability and climate change, including our ability to achieve our sustainability targets and commitments and realize climate-related opportunities on announced timelines or at all; our inability to successfully identify and make performance improvements and deliver cost savings and risks associated with completing strategic projects on anticipated timelines and realizing anticipated financial or operational improvements on announced timelines or at all, including with respect to our business systems transformation; risks related to the proposed Transaction, including our ability to complete the Transaction on the anticipated timeline, or at all, restrictions imposed on our business under the transaction agreement, disruptions to our business while the proposed Transaction is pending, the impact of management’s time and attention being focused on consummation of the proposed Transaction, costs associated with the proposed Transaction, and integration difficulties; risks related to our indebtedness, including increases in interest rates; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation (including with respect to the Brazil tax liability matter); and additional impairment charges. Such risks and other factors that may impact forward-looking statements are discussed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, including in Item 1A “Risk Factors”, as well as in our subsequent filings with the Securities and Exchange Commission. The information contained herein speaks as of the date hereof, and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

WestRock Company
Consolidated Statements of Operations
In millions, except per share amounts (unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net sales	$4,988.2	$5,402.5	$20,310.0	$21,256.5
Cost of goods sold	4,110.2	4,340.4	16,725.5	17,237.5
Gross profit	878.0	1,062.1	3,584.5	4,019.0
Selling, general and administrative expense excluding intangible amortization	494.9	482.3	2,014.4	1,932.6
Selling, general and administrative intangible amortization expense	83.9	86.8	341.5	350.4
Multiemployer pension withdrawal expense (income)	0.1	3.5	(12.1)	0.2
Restructuring and other costs, net	343.6	31.1	859.2	383.0
Impairment of goodwill and mineral rights	-	-	1,893.0	26.0
Operating (loss) profit	(44.5)	458.4	(1,511.5)	1,326.8
Interest expense, net	(104.1)	(81.1)	(417.9)	(318.8)
Gain (loss) on extinguishment of debt	10.5	(0.3)	10.5	(8.5)
Pension and other postretirement non-service (cost) income	(5.5)	39.1	(21.8)	157.4
Other expense, net	(14.9)	(10.3)	(6.1)	(11.0)
Equity in income of unconsolidated entities	11.2	15.6	3.4	72.9
Gain on sale of RTS and Chattanooga	238.8	-	238.8	-
Income (loss) before income taxes	91.5	421.4	(1,704.6)	1,218.8
Income tax benefit (expense)	19.2	(76.5)	60.4	(269.6)
Consolidated net income (loss)	110.7	344.9	(1,644.2)	949.2
Less: Net income attributable to noncontrolling interests	(0.9)	(0.4)	(4.8)	(4.6)
Net income (loss) attributable to common stockholders	$109.8	$344.5	$(1,649.0)	$944.6

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income (loss) attributable to common stockholders	$109.8	$344.5	$(1,649.0)	$944.6
Less: Distributed and undistributed income available to participating securities	-	-	-	(0.1)
Distributed and undistributed income (loss) available to common stockholders	$109.8	$344.5	$(1,649.0)	$944.5

Diluted weighted average shares outstanding	257.9	256.4	255.9	261.5

Diluted earnings (loss) per share	$0.43	$1.34	$(6.44)	$3.61

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net sales:
Corrugated Packaging	$2,524.4	$2,386.1	$10,054.9	$9,307.6
Consumer Packaging	1,211.1	1,305.7	4,941.8	4,965.2
Global Paper	1,012.4	1,429.2	4,369.9	5,930.2
Distribution	314.1	374.1	1,260.7	1,418.9
Intersegment Eliminations	(73.8)	(92.6)	(317.3)	(365.4)
Total	$4,988.2	$5,402.5	$20,310.0	$21,256.5

Adjusted EBITDA:
Corrugated Packaging	$433.8	$383.9	$1,600.4	$1,386.7
Consumer Packaging	203.8	219.2	835.7	829.2
Global Paper	133.6	306.4	655.0	1,246.4
Distribution	10.9	26.0	37.0	79.7
Total	782.1	935.5	3,128.1	3,542.0

Depreciation, depletion and amortization	(384.3)	(371.2)	(1,535.8)	(1,488.6)
Multiemployer pension withdrawal (expense) income	(0.1)	(3.5)	12.1	(0.2)
Restructuring and other costs, net	(343.6)	(31.1)	(859.2)	(383.0)
Impairment of goodwill and mineral rights	-	-	(1,893.0)	(26.0)
Non-allocated expenses	(46.1)	(15.8)	(149.5)	(82.6)
Interest expense, net	(104.1)	(81.1)	(417.9)	(318.8)
Gain (loss) on extinguishment of debt	10.5	(0.3)	10.5	(8.5)
Other expense, net	(14.9)	(10.3)	(6.1)	(11.0)
Gain on sale of RTS and Chattanooga	238.8	-	238.8	-
Other adjustments	(46.8)	(0.8)	(232.6)	(4.5)
Income (loss) before income taxes	$91.5	$421.4	$(1,704.6)	$1,218.8

Depreciation, depletion and amortization:
Corrugated Packaging	$205.7	$179.4	$813.3	$683.0
Consumer Packaging	83.7	84.9	339.1	349.5
Global Paper	86.3	96.1	350.7	425.1
Distribution	7.3	9.9	28.0	27.3
Corporate	1.3	0.9	4.7	3.7
Total	$384.3	$371.2	$1,535.8	$1,488.6

Other adjustments:
Corrugated Packaging	$6.3	$0.8	$39.5	$(4.8)
Consumer Packaging	0.5	-	60.4	7.7
Global Paper	21.0	(2.2)	52.8	(0.6)
Distribution	0.1	-	0.2	-
Corporate	18.9	2.2	79.7	2.2
Total	$46.8	$0.8	$232.6	$4.5

WestRock Company
Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Consolidated net income (loss)	$110.7	$344.9	$(1,644.2)	$949.2
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	384.3	371.2	1,535.8	1,488.6
Deferred income tax benefit (expense)	(125.9)	16.2	(475.2)	(98.2)
Share-based compensation expense	8.6	19.0	64.2	93.3
401(k) match and company contribution in common stock	-	-	-	2.5
Pension and other postretirement funding (more) less than cost (income)	3.1	(33.8)	16.5	(135.6)
Cash surrender value increase in excess of premiums paid	(0.4)	0.5	(38.2)	(2.0)
Equity in income loss of unconsolidated entities	(11.2)	(15.6)	(3.4)	(72.9)
Gain on sale of RTS and Chattanooga	(238.8)	-	(238.8)	-
Gain on sale of other businesses	-	-	(11.2)	-
Impairment of goodwill and mineral rights	-	-	1,893.0	26.0
Other impairment adjustments	229.8	11.2	637.1	325.5
Loss (gain) on disposal of plant and equipment and other, net	5.4	(5.2)	(3.2)	(17.5)
Other, net	(5.3)	7.1	(34.4)	(0.4)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	131.0	98.5	407.1	(161.5)
Inventories	137.2	(46.5)	107.8	(310.4)
Other assets	(144.3)	259.5	(263.9)	86.6
Accounts payable	(40.6)	(40.5)	(280.3)	79.5
Income taxes	(21.3)	(112.5)	91.0	16.9
Accrued liabilities and other	162.0	(333.7)	68.2	(249.2)
Net cash provided by operating activities	584.3	540.3	1,827.9	2,020.4

Investing activities:
Capital expenditures	(323.8)	(293.1)	(1,142.1)	(862.6)
Cash paid for purchase of businesses, net of cash acquired	-	-	(853.5)	(7.0)
Proceeds from corporate owned life insurance	6.2	31.0	42.2	60.8
Proceeds from sale of RTS and Chattanooga, net	318.2	-	318.2	-
Proceeds from sale of other businesses	1.3	-	27.6	-
Proceeds from sale of unconsolidated entities	9.6	-	53.4	-
Proceeds from currency forward contracts	-	-	23.2	-
Proceeds from sale of property, plant and equipment	5.1	2.6	26.8	28.2
Proceeds from property, plant and equipment insurance settlement	-	-	-	1.7
Other, net	(1.8)	(2.3)	(3.0)	2.9
Net cash provided by (used for) investing activities	14.8	(261.8)	(1,507.2)	(776.0)

Financing activities:
Additions to revolving credit facilities	-	382.4	52.9	382.4
Repayments of revolving credit facilities	(32.7)	(278.3)	(344.2)	(378.3)
Additions to debt	76.2	6.9	1,836.4	888.2
Repayments of debt	(595.2)	(210.0)	(1,720.8)	(1,376.5)
Changes in commercial paper, net	134.3	(182.8)	283.9	-
Other debt (repayment) additions, net	(42.6)	24.4	(7.1)	31.5
Purchases of common stock	-	-	-	(600.0)
Cash dividends paid to stockholders	(70.5)	(63.6)	(281.3)	(259.5)
Other, net	0.8	5.5	(13.3)	30.9
Net cash used for financing activities	(529.7)	(315.5)	(193.5)	(1,281.3)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(2.3)	(8.2)	6.0	6.2
Changes in cash and cash equivalents, and restricted cash in assets held-for-sale	11.5	-	-	-
Increase (decrease) in cash and cash equivalents and restricted cash	78.6	(45.2)	133.2	(30.7)
Cash and cash equivalents, and restricted cash at beginning of period	314.8	305.4	260.2	290.9
Cash and cash equivalents, and restricted cash at end of period	$393.4	$260.2	$393.4	$260.2

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes, net of refunds	$124.4	$159.4	$321.6	$335.2
Interest, net of amounts capitalized	$146.1	$125.8	$452.2	$363.9

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	September 30,	September 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$393.4	$260.2
Accounts receivable (net of allowances of $60.2 and $66.3)	2,591.9	2,683.9
Inventories	2,331.5	2,317.1
Other current assets (amount related to SPEs of $862.1 and $0)	1,584.8	689.8
Assets held for sale	91.5	34.4
Total current assets	6,993.1	5,985.4

Property, plant and equipment, net	11,063.2	10,081.4
Goodwill	4,248.7	5,895.2
Intangibles, net	2,576.2	2,920.6
Prepaid pension asset	618.3	440.3
Other noncurrent assets (amount related to SPEs of $382.7 and $1,253.0)	1,944.2	3,082.6
Total Assets	$27,443.7	$28,405.5

Liabilities and Equity
Current liabilities:
Current portion of debt	$533.0	$212.2
Accounts payable	2,123.9	2,252.1
Accrued compensation and benefits	524.9	627.9
Other current liabilities (amount related to SPEs of $776.7 and $0)	1,737.6	810.6
Total current liabilities	4,919.4	3,902.8
Long-term debt due after one year	8,050.9	7,575.0
Pension liabilities, net of current portion	191.2	189.4
Postretirement medical liabilities, net of current portion	99.1	105.4
Deferred income taxes	2,433.2	2,761.9
Other noncurrent liabilities (amount related to SPEs of $330.2 and $1,117.8)	1,652.2	2,445.8
Redeemable noncontrolling interests	-	5.5

Total stockholders' equity	10,080.7	11,402.0
Noncontrolling interests	17.0	17.7
Total Equity	10,097.7	11,419.7
Total Liabilities and Equity	$27,443.7	$28,405.5

Definitions, Non-GAAP Financial Measures and Reconciliations

We calculate cost savings as the year-over-year change in certain costs incurred for manufacturing, procurement, logistics, and selling, general and administrative, in each case excluding the impact of economic downtime and inflation. Cost savings achieved to date may not recur in future periods, and estimates of future savings are subject to change.

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide additional meaningful financial information that may be relevant when assessing our ongoing performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies.

Business Systems Transformation Costs

In the fourth quarter of fiscal 2022, WestRock launched a multi-year phased business systems transformation project. Due to the nature, scope and magnitude of this investment, management believes these incremental transformation costs are above the normal, recurring level of spending for information technology to support operations. Since these strategic investments, including incremental nonrecurring operating costs, will cease at the end of the investment period, are not expected to recur in the foreseeable future, and are not considered representative of our underlying operating performance, management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in our operations and is useful for period-over-period comparisons. This presentation also allows investors to view our underlying operating results in the same manner as they are viewed by management.

We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Consolidated Adjusted EBITDA and Adjusted EBITDA

WestRock uses the non-GAAP financial measure “Consolidated Adjusted EBITDA”, along with other measures such as “Adjusted EBITDA” (a measure of performance the Company uses to evaluate segment results in accordance with Accounting Standards Codification 280 (“ASC 280”)), to evaluate our overall performance. Management believes that the most directly comparable GAAP measure to “Consolidated Adjusted EBITDA” is “Net income (loss) attributable to common stockholders”. It can also be derived by adding together each segment’s “Adjusted EBITDA” plus “Non-allocated expenses”. Management believes this measure provides WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because it excludes restructuring and other costs, net, impairment of goodwill and mineral rights, business systems transformation costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock’s management and board use this information in making financial, operating and planning decisions and when evaluating WestRock’s performance relative to other periods.

Adjusted EBITDA, a measure of segment performance in accordance with ASC 280, is defined as pretax earnings of a reportable segment before depreciation, depletion and amortization, and excludes the following items the Company does not consider part of our segment performance: multiemployer pension withdrawal (expense) income, restructuring and other costs, net, impairment of goodwill and mineral rights, non-allocated expenses, interest expense, net, gain (loss) on extinguishment of debt, other expense, net, gain on sale of RTS and Chattanooga and other adjustments - each as outlined in the table on page 7 ("Adjusted EBITDA"). The composition of Adjusted EBITDA is not addressed or prescribed by GAAP.

Adjusted Segment Sales and Adjusted EBITDA Margin, Excluding Trade Sales

WestRock uses the non-GAAP financial measures “Adjusted Segment Sales” and “Adjusted EBITDA Margin, excluding trade sales”. Management believes that adjusting segment sales for trade sales is consistent with how our peers present their sales for purposes of computing segment margins and helps WestRock’s management, board of directors, investors, potential investors, securities analysts and others compare companies in the same peer group. Management believes that the most directly comparable GAAP measure to “Adjusted Segment Sales” is “segment sales”. Additionally, the most directly comparable GAAP measure to “Adjusted EBITDA Margin, excluding trade sales” is “Adjusted EBITDA Margin”. “Adjusted EBITDA Margin, excluding trade sales” is calculated by dividing that segment’s Adjusted EBITDA by Adjusted Segment Sales. “Adjusted EBITDA Margin” is a profitability measure in accordance with ASC 280, and it is calculated for each segment by dividing that segment’s Adjusted EBITDA by segment sales.

Adjusted Net Income and Adjusted Earnings Per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs, net, impairment of goodwill and other assets, business systems transformation costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use this information in making financial, operating and planning decisions and when evaluating WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings Per Diluted Share are Net income (loss) attributable to common stockholders and Earnings (loss) per diluted share, respectively.

Adjusted Net Debt

WestRock uses the non-GAAP financial measure “Adjusted Net Debt”. Management believes this measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s repayment of debt relative to other periods because it includes or excludes certain items management believes are not comparable from period to period. Management believes “Adjusted Net Debt” provides greater comparability across periods by adjusting for cash and cash equivalents, as well as fair value of debt step-up included in Total Debt that is not subject to debt repayment. WestRock believes that the most directly comparable GAAP measure is “Total Debt” which is the sum of the current portion of debt and long-term debt due after one year.

This release includes reconciliations of our non-GAAP financial measures to their respective directly comparable GAAP measures, as identified above, for the periods indicated (in millions, except percentages and dollars per share).

Reconciliations of Consolidated Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	Sep, 30, 2023	Sep, 30, 2022	Sep, 30, 2023	Sep, 30, 2022

Net income (loss) attributable to common stockholders	$109.8	$344.5	$(1,649.0)	$944.6
Adjustments: (1)
Less: Net Income attributable to noncontrolling interests	0.9	0.4	4.8	4.6
Income tax (benefit) expense	(19.2)	76.5	(60.4)	269.6
Other expense, net	14.9	10.3	6.1	11.0
(Gain) loss on extinguishment of debt	(10.5)	0.3	(10.5)	8.5
Interest expense, net	104.1	81.1	417.9	318.8
Restructuring and other costs, net	343.6	31.1	859.2	383.0
Impairment of goodwill and mineral rights	-	-	1,893.0	26.0
Multiemployer pension withdrawal expense (income)	0.1	3.5	(12.1)	0.2
Gain on sale of RTS and Chattanooga	(238.8)	-	(238.8)	-
Depreciation, depletion and amortization	384.3	371.2	1,535.8	1,488.6
Other adjustments	46.8	0.8	232.6	4.5
Consolidated Adjusted EBITDA	$736.0	$919.7	$2,978.6	$3,459.4
(1)	Schedule adds back expense or subtracts income for certain financial statement and segment footnote items to compute Consolidated Adjusted EBITDA.

Reconciliations of Adjusted Net Income

	Three Months Ended September 30, 2023

	Pre-Tax	Tax	Net of Tax
As reported (1)	$91.5	$19.2	$110.7
Restructuring and other costs, net	343.6	(84.3)	259.3
Losses at closed facilities (2)	30.6	(7.5)	23.1
Business systems transformation costs (2)	18.8	(4.6)	14.2
Adjustment to gain on sale of two uncoated recycled
paperboard mills	-	2.8	2.8
Work stoppages (2)	2.6	(0.6)	2.0
Accelerated depreciation on certain closed facilities	0.4	(0.1)	0.3
Multiemployer pension withdrawal expense	0.1	(0.1)	-
Gain on sale of RTS and Chattanooga	(238.8)	53.7	(185.1)
Tax adjustment to goodwill impairment	-	(8.0)	(8.0)
Gain on extinguishment of debt	(10.5)	2.6	(7.9)
Gain on sale of unconsolidated entities, net (2)	(4.4)	3.8	(0.6)
Adjusted Results	$233.9	$(23.1)	$210.8
Noncontrolling interests			(0.9)
Adjusted Net Income			$209.9

(1)

The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income (loss) before income taxes", "Income tax benefit (expense)" and "Consolidated net income (loss)", respectively, as reported on the Consolidated Statements of Operations.

(2)	These footnoted items are the “Other adjustments” reported in the Segment Information table on page 7. The “Losses at closed facilities” line includes $0.8 million of depreciation and amortization.

	Three Months Ended September 30, 2022

	Pre-Tax	Tax	Net of Tax
As reported (1)	$421.4	$(76.5)	$344.9
Restructuring and other costs, net	31.1	(7.0)	24.1
Business systems transformation costs (2)	7.4	(1.8)	5.6
Multiemployer pension withdrawal expense	3.5	(0.8)	2.7
Loss on extinguishment of debt	0.3	(0.1)	0.2
MEPP liability adjustment due to interest rates	(8.9)	2.2	(6.7)
Ransomware recovery costs insurance proceeds (2)	(6.6)	1.6	(5.0)
Gains at closed facilities (2)	(0.6)	0.1	(0.5)
Other (2)	1.4	(0.3)	1.1
Adjusted Results	$449.0	$(82.6)	$366.4
Noncontrolling interests			(0.4)
Adjusted Net Income			$366.0
(1)

The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income (loss) before income taxes", "Income tax benefit (expense)" and "Consolidated net income (loss)", respectively, as reported on the Consolidated Statements of Operations.

(2)	These footnoted items are the “Other adjustments” reported in the Segment Information table on page 7. The “Losses at closed facilities” line includes $0.8 million of depreciation and amortization.

	Twelve Months Ended September 30, 2023

	Pre-Tax	Tax	Net of Tax
As reported (1)	$(1,704.6)	$60.4	$(1,644.2)
Goodwill impairment	1,893.0	(71.2)	1,821.8
Restructuring and other costs, net	859.1	(210.6)	648.5
Work stoppage costs (2)	80.4	(19.7)	60.7
Business systems transformation costs (2)	79.1	(19.4)	59.7
Losses at closed facilities (2)	42.6	(10.4)	32.2
Loss on consolidation of previously held equity
method investment net of deferred taxes (2)	46.8	(22.2)	24.6
Acquisition accounting inventory related
adjustments (2)	13.1	(3.2)	9.9
Accelerated depreciation on certain closed facilities	0.4	(0.1)	0.3
Gain on sale of RTS and Chattanooga	(238.8)	53.7	(185.1)
Gain on sale of unconsolidated entities (2)	(23.6)	5.8	(17.8)
Multiemployer pension withdrawal income	(12.1)	2.9	(9.2)
Gain on extinguishment of debt	(10.5)	2.6	(7.9)
Brazil indirect tax claim (2)	(9.1)	3.1	(6.0)
Gain on sale of two uncoated recycled
paperboard mills	(11.2)	5.6	(5.6)
Other (2)	0.6	(0.1)	0.5
Adjusted Results	$1,005.2	$(222.8)	$782.4
Noncontrolling interests			(4.8)
Adjusted Net Income			$777.6
(1)

The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income (loss) before income taxes", "Income tax benefit (expense)" and "Consolidated net income (loss)", respectively, as reported on the Consolidated Statements of Operations.

(2)

This footnoted item is the “Other adjustments” reported in the Segment Information table on page 7. The “Losses at closed facilities” line includes $2.0 million of depreciation and amortization, and the Brazil indirect tax claim includes $4.7 million of interest income.

	Twelve Months Ended September 30, 2022

	Pre-Tax	Tax	Net of Tax
As reported (1)	$1,218.8	$(269.6)	$949.2
Restructuring and other costs, net	383.0	(93.1)	289.9
Mineral rights impairment	26.0	(6.4)	19.6
Loss on extinguishment of debt	8.5	(2.1)	6.4
Accelerated depreciation on certain facility closures	7.5	(1.9)	5.6
Business systems transformation costs (1)	7.4	(1.8)	5.6
Multiemployer pension withdrawal expense	3.5	(0.8)	2.7
Losses at closed facilities (1)	3.5	(0.9)	2.6
MEPP liability adjustment due to interest rates	(36.2)	8.9	(27.3)
Ransomware recovery costs insurance proceeds (1)	(6.6)	1.6	(5.0)
Other (1)	0.5	(0.1)	0.4
Adjusted Results	$1,615.9	$(366.2)	$1,249.7
Noncontrolling interests			(4.6)
Adjusted Net Income			$1,245.1
(1)

The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income (loss) before income taxes", "Income tax benefit (expense)" and "Consolidated net income (loss)", respectively, as reported on the Consolidated Statements of Operations.

(2)

These footnoted items represent the “Other adjustments” reported in the Segment Information table on page 7, except the “Other” line includes adjustments of $1.4 million. The “Losses at closed facilities” line includes $1.2 million of depreciation and amortization.

Reconciliations of Adjusted Earnings Per Diluted Share

	Three Months Ended		Twelve Months Ended
	Sep. 30, 2023	Sep. 30, 2022	Sep. 30, 2023	Sep. 30, 2022
Earnings (loss) per diluted share	$0.43	$1.34	$(6.44)	$3.61
Goodwill impairment including (tax adjustment)	(0.03)	-	7.12	-
Restructuring and other costs, net	1.00	0.10	2.53	1.11
Work stoppage costs	0.01	-	0.24	-
Business systems transformation costs	0.05	0.02	0.23	0.02
Losses at closed facilities	0.09	-	0.13	0.01
Loss on consolidation of previously held equity
method investment net of deferred taxes	-	-	0.09	-
Acquisition accounting inventory related
adjustments	-	-	0.04	-
Mineral rights impairment	-	-	-	0.08
Accelerated depreciation on certain closed
facilities	-	-	-	0.02
Gain on sale of RTS and Chattanooga	(0.72)	-	(0.72)	-
Gain on sale of unconsolidated entities, net	-	-	(0.07)	-
Multiemployer pension withdrawal expense
(income)	-	0.01	(0.04)	0.01
(Gain) loss on extinguishment of debt	(0.03)	-	(0.03)	0.02
Adjustment to (gain) on sale of two uncoated
recycled paperboard mills	0.01	-	(0.02)	-
Brazil indirect tax claim	-	-	(0.02)	-
MEPP liability adjustment due to interest rates	-	(0.02)	-	(0.10)
Ransomware recovery costs, net of insurance
proceeds	-	(0.02)	-	(0.02)
Adjustment to reflect adjusted earnings on a
fully diluted basis	-	-	(0.02)	-
Adjusted Earnings Per Diluted Share	$0.81	$1.43	$3.02	$4.76

Reconciliations of Adjusted Segment Sales and Adjusted EBITDA Margin, Excluding Trade Sales

Corrugated Packaging Segment

	Three Months Ended
	Sep. 30, 2023	Sep. 30, 2022
Segment sales	$2,524.4	$2,386.1
Less: Trade Sales	(89.2)	(85.4)
Adjusted Segment Sales	$2,435.2	$2,300.7

Adjusted EBITDA	$433.8	$383.9

Adjusted EBITDA Margin	17.2%	16.1%

Adjusted EBITDA Margin, excluding Trade Sales	17.8%	16.7%

Reconciliation of Total Debt to Adjusted Net Debt

	Sep. 30, 2023	Jun. 30, 2023
Current portion of debt	$533.0	$419.4
Long-term debt due after one year	8,050.9	8,607.6
Total debt	8,583.9	9,027.0
Less: Cash and cash equivalents	(393.4)	(314.8)
Less: Fair value of debt step-up	(157.0)	(161.6)
Adjusted Net Debt	$8,033.5	$8,550.6

Adjusted Operating Cash Flow and Adjusted Free Cash Flow

WestRock uses the non-GAAP financial measures “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow”. Management believes these measures provide WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance relative to other periods because they exclude certain cash restructuring and other costs, net of tax, business systems transformation costs, net of tax and work stoppage costs, net of tax that management believes are not indicative of the ongoing operating results of the business. Management believes “Adjusted Free Cash Flow” provides greater comparability across periods by excluding capital expenditures. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow” to Net cash provided by operating activities for the periods indicated (in millions):

	Twelve Months Ended
	Sep. 30, 2023	Sep. 30, 2022
Net cash provided by operating activities	$1,827.9	$2,020.4
Plus: Cash Restructuring and other costs, net of
income tax benefit of $30.9 and $9.6	95.2	29.5
Plus: Cash Business systems transformation costs,
net of income tax benefit of $29.7 and $1.7	91.7	5.3
Plus: Work stoppage costs, net of income tax
benefit of $19.7 and $0	60.7	-
Adjusted Operating Cash Flow	2,075.5	2,055.2
Less: Capital expenditures	(1,142.1)	(862.6)
Adjusted Free Cash Flow	$933.4	$1,192.6

Contacts

Investors:
Robert Quartaro, 470-328-6979
Vice President, Investor Relations
robert.quartaro@westrock.com

Media:
Robby Johnson, 470-328-6397
Manager, Corporate Communications
s-crp-mediainquiries@westrock.com